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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                   TECUMSEH PRODUCTS COMPANY SELLS M.P. PUMPS
                         OPERATION TO LIONHEART VENTURES

TECUMSEH, Mich., June 30, 2008 -- Tecumseh Products Company (Nasdaq: TECUA, TECUB) today announced that it has completed the sale of M. P. Pumps, the Company's centrifugal pumps business operations, to MP Pumps Acquisition Corp., an indirect subsidiary of Lionheart Ventures, effective June 30.

The purchase price was $14.6 million in cash and is subject to certain customary post-closing adjustments. The transaction included M. P. Pumps' manufacturing facility in Fraser, Michigan.

"This sale of a solid, but non-strategic, operation is another milestone in our effort to focus on our core brand and product strengths in the refrigeration/freezer and commercial/distribution markets worldwide," said Ed Buker, Tecumseh Products President and CEO.

About Tecumseh Products Company

Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.

About Lionheart Ventures

Lionheart Ventures is a Philadelphia, PA based private equity group with the mission of creating strategic and operational value for manufacturing businesses.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology.

Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) the Company's ability to maintain adequate liquidity in total and within each foreign operation; ii) the success of the Company's ongoing effort to bring costs in line with projected production levels and product mix; iii) weather conditions affecting demand for replacement products; iv) availability and cost of materials, particularly commodities, including steel,


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copper and aluminum, whose cost can be subject to significant variation; v)
financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vi) actions of competitors; vii) changes in business conditions and the economy in general in both foreign and domestic markets;
viii) the effect of terrorist activity and armed conflict; ix) economic trend factors such as housing starts; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) the Company's ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Contact: Tim Sipols
         Lambert, Edwards & Associates
         (616) 233-0500


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